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                                                                    EXHIBIT 10.4

                            EXCHANGE RIGHTS AGREEMENT


         THIS EXCHANGE RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 4, 1998, is entered into by and among RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "COMPANY"), and A.T.C., L.L.C., a Virginia limited liability company (the "NEW LIMITED PARTNER").

                                R E C I T A L S:

         A. Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), was formed pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated May 10, 1996, as thereafter amended as of June 25, 1996, September 29, 1996, October 3, 1997, October 8, 1997, October 14, 1997, December 18, 1997, December 31, 1997,
January 8, 1998 and September 4, 1998 (the "PARTNERSHIP AGREEMENT").

         B. Pursuant to the Partnership Agreement, the New Limited Partner and the Original Limited Partners (collectively, the "LIMITED PARTNERS") hold units of limited partnership interest ("OP UNITS") in the Operating Partnership.

         C. The Company has agreed to provide the New Limited Partner with certain rights to exchange its OP Units for the Company's shares of beneficial interest, par value $.10 per share ("REIT SHARES").

         Accordingly, the parties hereto do hereby agree as follows:

                                   ARTICLE 1
                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner determined under the Partnership Agreement, but who has not become a substituted limited partner in accordance therewith.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

         "DECLARATION OF TRUST" means the RGPT Trust Declaration of Trust, dated as of October 2, 1997, as amended.

         "EXCHANGE FACTOR" means 1.0, provided, that in the event that the Company (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares; (ii) subdivides its outstanding REIT shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

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         "EXCHANGING PARTNER" has the meaning set forth in Section 2.1 hereof.

         "EXCHANGE RIGHT" has the meaning set forth in Section 2.1 hereof.

         "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

         "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

         "REIT SHARES AMOUNT" means that number of REIT Shares equal to the product of the number of OP Units offered for exchange by the Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         "SEC" means the Securities and  Exchange Commission.

         "SPECIFIED EXCHANGE DATE" means the tenth (10th) Business Day after receipt by the Company and by the Operating Partnership of a Notice of Exchange.

         "VALUATION DATE" means the date of receipt by the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

         "VALUE" means, with respect to a REIT Share, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any national securities exchange or the NASDAQ National Market System, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Marker System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Value of the REIT Shares shall be determined by the independent trustees of the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                    ARTICLE 2
                                 EXCHANGE RIGHT

         SECTION 2.1   EXCHANGE RIGHT.

         A. Subject to Sections 2.1.B, 2.1.C, 2.1.D and 2.1.E hereof, the Company hereby grants to the New Limited Partner and the New Limited Partner does hereby

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accept the right (the "EXCHANGE RIGHT"), exercisable on or after the date one
(1) year after September 4, 1998, to exchange on a Specified Exchange Date all or a portion of the OP Units held by the New Limited Partner at an exchange price equal to and in the form of the REIT Shares Amount to be paid by the Company. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Company and to the Operating Partnership by the New Limited Partner (the "EXCHANGING PARTNER"); provided, however, that the Operating Partnership may exchange the OP Units subject to the Notice of Exchange in accordance with Section 2.1.B. The New Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if the New Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by the New Limited Partner. Any Assignee of the New Limited Partner may exercise the rights of the New Limited Partner pursuant to this Section 2.1, and the New Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of the New Limited Partner, the REIT Shares Amount shall be paid by the Operating Partnership directly to such Assignee and not to the New Limited Partner.

         B. Notwithstanding the provisions of Section 2.1.A, after receiving a Notice of Exchange the Operating Partnership may, in its sole and absolute discretion, elect to satisfy the Exchanging Partner's Exchange Right by paying to the Exchanging Partner the Cash Amount on the Specified Exchange Date. If the Operating Partnership shall elect to exercise its right to purchase OP Units for the Cash Amount under this Section 2.1.B with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five Business Days after the receipt by it of such Notice of Exchange. In the event the Operating Partnership shall elect to satisfy the Exchanging Partner's Exchange Right by exchanging REIT Shares for the OP Units offered for exchange, the Exchanging Partner agrees to execute such documents as the Operating Partnership may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

         C. Notwithstanding the provisions of Section 2.1.A and Section 2.1.B, the New Limited Partner shall not be entitled to exercise the Exchange Right pursuant to Section 2.1.A if the delivery of REIT Shares to the New Limited Partner on the Specified Exchange Date by the Company pursuant to Section 2.1.A (regardless of whether or not the Operating Partnership would in fact exercise its rights under Section 2.1.B) would be prohibited under the Declaration of Trust of the Company.

         D. Notwithstanding the provisions of Section 2.1.A and Section 2.1.B, the Exchange Right may be exercised prior to the date which is one (l) year after September 4, 1998 (i) with the prior written consent of at least a majority of the Company's independent trustees or (ii) in the event of the death of the New Limited Partner prior to such date, to the minimum extent necessary to permit the estate of the New Limited Partner to acquire REIT Shares pursuant to Section 2.1.A or cash pursuant to Section 2.1.B that could be utilized to fund the payment of any estate taxes that may be payable at such time.

         E. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Company and to the Operating Partnership on or before December 31, 2094.

         F. Any exchange of OP Units pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT shares, as applicable. Any OP Units acquired by the Operating Partnership pursuant to an exercise by the New Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Operating Partnership. The Company, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the New Limited Partner. The number of OP Units to be reallocated or reissued to the Operating Partnership shall

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equal the number of REIT Shares issued to the New Limited Partner upon exercise of an Exchange Right.

         G. Except in connection with a merger, business combination or other reorganization transaction, the Company shall not exchange any of its OP Units as long as there are any other holders of OP Units.

                                   ARTICLE 3
                                OTHER PROVISIONS

         SECTION 3.1   COVENANTS OF THE COMPANY.

         A. At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of REIT Shares as may be necessary to enable the Company to issue such shares in full payment of the REIT Shares Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

         B. During the pendency of the Exchange Right, the Company shall deliver to the New Limited Partner in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its shareholders and all other communications transmitted from time to time by the Company to its shareholders generally.

         C. The Company shall notify the New Limited Partner, upon request, of the then current Exchange Factor.

         SECTION 3.2   FRACTIONAL SHARES.

         No fractional REIT Shares shall be issued upon exchange of OP Units. The number of full shares of REIT Shares which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered. Instead of any fractional REIT Shares which would otherwise be issuable upon exchange of any OP Units, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

                                   ARTICLE 4
                               GENERAL PROVISIONS

         SECTION 4.1   ADDRESSES AND NOTICE.

         Any notice, demand, request or report required or permitted to be given or made to the New Limited Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the New Limited Partner or Assignee at the address listed on the records of the Partnership. Notice to the Company shall be made to the following address: 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48036, Attn: Chairman.

         SECTION 4.2   TITLES AND CAPTIONS.

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         SECTION 4.3   PRONOUNS AND PLURALS.

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

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         SECTION 4.4   FURTHER ACTION.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         SECTION 4.5   BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         SECTION 4.6   WAIVER.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 4.7   COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         SECTION 4.8   APPLICABLE LAW.

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         SECTION 4.9   INVALIDITY OF PROVISIONS.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.


                           RAMCO-GERSHENSON PROPERTIES
                           TRUST, a Maryland real estate investment
                           Trust

                           By:/s/ Bruce Gershenson
                              --------------------------------------------------
                                  Its:Executive Vice President
                                      ------------------------------------------


                           A.T.C., L.L.C.,
                           a Virginia limited liability company

                           By: A.T. CENTER, INC., a Virginia corporation, Its Managing Member

                           By:/s/ Thomas Kappler
                              ------------------
                                  Thomas Kappler
                                  Its:  President

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                                   EXHIBIT "A"

                               NOTICE OF EXCHANGE

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